# Exelon Corporation Quarter Review

Exelon

Q1 2019

## GAAP Earnings $0.93 per share

**Adjusted earnings of $0.87 per share***

We have met or beaten[1] the mid-point of our earnings guidance range for **15 of the past 17 quarters**

## MILESTONES & RECOGNITION

### Workforce of the Future

Exelon Utilities CEO Anne Pramaggiore testified in support of Blue Collar to Green Collar Jobs Act before the House Energy & Commerce Committee

### Zero Emissions Credit (ZEC)

U.S. Supreme Court affirmed that states have the right to enact clean energy programs like ZECs

### World's Most Admired Companies 2019

Exelon made Fortune's coveted list for the 12th year

### Pepco Holdings Merger

**Atlantic City Electric, Delmarva Power and Pepco celebrate three years as Exelon Companies**

**More than $470 million**

In total economic impact in our communities

**More than $15 million**

In charitable giving across our communities supporting hundreds of local partners

**Approx. $4 billion**

Invested in modernizing and enhancing the local energy grid

## OPERATIONAL METRICS

### Exelon Utilities

- Strong reliability performance with BGE and ComEd achieving top decile performance in CAIDI
- Excellent Customer Operation metrics across the utilities
- Top quartile Gas Odor Response across all utilities with PECO and PHI achieving top decile performance

### Exelon Generation

Continued **best-in-class performance** across our generation fleet:

**97.1%**

Q1 Nuclear Capacity Factor[2]
**Best quarterly capacity factor in more than 10 years**

**96.5%**

Q1 2019 Renewables energy capture

**97.8%**

Q1 2019 Power dispatch match

**39.2 TWhs**

Owned and operated Q1 nuclear production[2]

* For reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables in our press release

(1) Non-GAAP Earnings are used for setting guidance and comparing to actual results

(2) Excludes Salem